NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

                   Enhanced Earnings Death Benefit Plus Rider

This rider was issued because you selected the Enhanced Earnings Death Benefit Plus Rider.

For purposes of this benefit, "Rider Date" is the date the Enhanced Earnings Death Benefit Plus Rider was made a part of your Contract: xx/xx/xxxx

Definition of terms as used in this rider

        - Contract: The Contract or Certificate to which this rider is attached.

        - In-Force Earnings: The greater of (a) the current Contract Value less current In-Force Premium; or (b) zero.

        - In-Force Premium:
          If the Rider Date is equal to the Contract Date:
                The sum of all the purchase payments less the sum of all the Excess-of-Earnings Withdrawals.

          If the Rider Date is after the Contract Date:
                 The Contract Value as of the Rider Date plus all the purchase payments made after the Rider Date less the sum of all the Excess-of-Earnings Withdrawals after the Rider Date.

        - Excess-of-Earnings Withdrawals: For each withdrawal, this amount is equal to the excess, if any, of the amount of the withdrawal less the amount of In-Force Earnings in the Contract immediately prior to the withdrawal.

Under this rider, the following death benefit is payable upon death of any Owner (or Annuitant, if the Owner is a non-natural person) and in addition to any other Death Benefit payable under this Contract. The Enhanced Earnings Death Benefit Plus Rider will be calculated as of the date we receive due proof of death.

1. If the oldest Owner, or the Annuitant if the Owner is a non-natural person, is age 55 or younger on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit Plus Rider will be:

         - The lesser of 100% of In-Force Premium, excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of an Owner (or Annuitant, if the Owner is a non-natural person), or 50% of In-Force Earnings, calculated as of the date we receive due proof of death.

         If the oldest Owner, or the Annuitant if the Owner is a non-natural person, is between the ages of 56 and 65 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit Plus Rider will be:



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        -         The lesser of 80% of In-Force Premium, excluding purchase
                  payments made after the Rider Date and in the twelve month period immediately preceding the death of an Owner (or Annuitant, if the Owner is a non-natural person) or 40% of In-Force Earnings, calculated as of the date we receive due proof of death.


         If the oldest Owner, or the Annuitant if the Owner is a non-natural person, is between the ages of 66 and 75 on the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, the Enhanced Earnings Death Benefit Plus Rider will be:

        - The lesser of 50% of In-Force Premium, excluding purchase payments made after the Rider Date and in the twelve month period immediately preceding the death of an Owner (or Annuitant, if the Owner is a non-natural person) or 25% of In-Force Earnings, calculated as of the date we receive due proof of death.

         If the Owner is a natural person, the Enhanced Earnings Death Benefit Plus Rider is payable and this rider will terminate and charges for this rider will cease upon receipt of due proof of death of the Owner unless the rider is continued as defined in Section III below. If the Owner is a non-natural person, the Enhanced Earnings Death Benefit Plus Rider is payable and this rider will terminate and charges for this rider will cease upon receipt of due proof of death of the Annuitant.


II. Under this rider, the maximum annualized Mortality and Expense Risk Charge, as defined in the Contract, is increased as follows:

                  On the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, if the oldest Owner (or Annuitant, if the Owner is a non-natural person) is age 55 or younger, the maximum annualized Mortality and Expense Risk Charge will be increased on the Rider Date by 0.15%.

                  On the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, if the oldest Owner (or Annuitant, if the Owner is a non-natural person) is between the ages of 56 and 65, the maximum annualized Mortality and Expense Risk Charge will be increased on the Rider Date by 0.25%.

                  On the date we receive the completed application or the date we receive the written request to add this rider, whichever is later, if the oldest Owner (or Annuitant, if the Owner is a non-natural person) is between the ages of 66 and 75, the maximum annualized Mortality and Expense Risk Charge will be increased on the Rider Date by 0.35%.


III.     Spousal Continuation of Enhanced Earnings Death Benefit Plus Rider

         Upon the death of any Owner, if the sole new Owner is your spouse and your spouse continues the Contract under the Death of Owner provision in your Contract, then this rider will also continue unless one of the following conditions apply:

        - The oldest new Owner is over age 75 on the date we receive due proof of death; or

        -        The new Owner elects to terminate this rider.

         If this rider is terminated under the conditions described above, then the charge for this rider will cease as of the date we receive due proof of death.

         If the rider is continued, then the following conditions apply:

         -        The Rider Date is reset to the date the Contract is continued;


         -        The new Rider Date is used to calculate the In-Force Premium;

         - The age of the oldest new Owner as of the new Rider Date will be used to determine the Enhanced Earnings Death Benefit Plus Rider after the new Rider Date;

         - The Mortality and Expense Risk Charge (as described above) used to determine the rider fee will change to reflect the age of the oldest new Owner as of the new Rider Date; and

         - The Enhanced Earnings Death Benefit Plus Rider is added to the Death Benefit amount for purposes of determining the new Contract Value on the date the Contract is continued.


 IV. The Enhanced Earnings Death Benefit Plus Rider will terminate and charges for this rider will cease when the Owner (or Annuitant, if the Owner is a non-natural person) is changed for reasons other than death.


 V.      Misstatement of Age for the Enhanced Earnings Death Benefit Plus Rider

         If an Owner or the Annuitant's age is misstated, the Enhanced Earnings Death Benefit Plus Rider will be based on the corrected age and the Contract will be adjusted to reflect the fees that should have been assessed based on the corrected age.


 Except as amended by this rider, the Contract remains unchanged.



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Secretary                                   Chairman and Chief Executive Officer

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                        NORTHBROOK LIFE INSURANCE COMPANY
                          (herein called "we" or "us")

             Income and Performance Death Benefit Combination Rider


This rider was issued because you selected the Performance Death Benefit and the Income Benefit Combination.

As used in this rider, "Contract" means the Contract or Certificate to which this rider is attached.

For purposes of this rider, "Rider Date" is the date this rider was issued as a part of your Contract: xx/xx/xxxx

The following changes are made to your Contract.

Performance  Death  Benefit
The Death Benefit provision of your Contract is modified as follows:

If the Owner is a natural person, the Performance Death Benefit applies only to the death of the Owner. If the Owner is not a natural person, the Performance Death Benefit applies only to the death of the Annuitant. This is unlike the death benefit defined in the Death Benefit provision of your Contract which may apply to the death of the Annuitant even if the Owner is a natural person.

The Death Benefit will be the greatest of the values stated in your Contract, or the value of the Performance Death Benefit.

After the Rider Date, the Performance Death Benefit is recalculated when a purchase payment or withdrawal is made or on a Contract anniversary as follows:

Death Benefit

-       On the Rider Date, the Death Benefit is equal to the Contract value.

- After the Rider Date, the Death Benefit is recalculated when a purchase payment or a withdrawal is made or on a Contract anniversary as follows:

        - For purchase payments for all ages, the Death Benefit is equal to the most recently calculated Death Benefit plus the purchase payment.

        - For withdrawals for all ages, the Death Benefit is equal to the most recently calculated Death Benefit reduced by a withdrawal adjustment defined below.

         - The Death Benefit will be recalculated for purchase payments, for withdrawals and on Contract anniversaries until the first Contract anniversary after the 85th birthday of the oldest Owner or, if the Owner is not a living individual, the oldest Annuitant.

In the absence of any withdrawals or purchase payments, the Death Benefit will be the greater of the Contract value on the Rider Date and all Contract anniversary Contract values between the Rider Date and the date we calculate the Death Benefit.




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Withdrawal Adjustment

The withdrawal adjustment is equal to (1) divided by (2) with the result multiplied by (3) where:

         (1) = the withdrawal amount.

         (2) = the Contract value immediately prior to the withdrawal.

         (3) = the most recently calculated Death Benefit, as applicable


Income Benefit Combination

The following is added to your Contract:

Qualifications

On the Payout Start Date, the Owner may choose to receive income payments defined in the Income Benefit Combination provision if all of the following conditions are met.

- The Owner elects a Payout Start date that is on or after the 10th anniversary of the Rider Date;

- The Payout Start Date occurs during the 30 day period following the Contract anniversary;

- The Income Base is applied to Fixed Account Income Payments or Variable Amount Income Payments as we may permit from time to time for all owners who choose to receive Income Payments under this rider; and

- The selected Income Plan provides payments guaranteed for either single or joint life with a period certain of at least:

     - 10 years, if the youngest Annuitant's age is 80 or less on the date the amount is applied, or

     - 5 years, if the youngest Annuitant's age is greater than 80 on the date the amount is applied.


Throughout the PAYOUT PHASE section of your Contract, the term "Contract value" is replaced with "The greater of the Contract value or the Income Benefit Combination."

If the amount applied to an Income Plan is the Contract value, then the Income Plan may be any plan then offered by us.

Income Base

The Income Base is the greater of Income Base A or Income Base B.

Income base is used solely for the purpose of calculating the Income Benefit Combination and does not provide a Contract value or guarantee performance of any investment option.



         Income Base A.

     -    On the Rider Date, Income Base A is equal to the Contract value.

     - After the Rider Date, Income Base A is recalculated as follows on the Contract anniversary and when a purchase payment or withdrawal is made.

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     -    For the purchase payments, Income Base A is equal to the most recently calculated Income Base A plus the purchase payment.

     - For withdrawals, Income Base A is equal to the most recently calculated Income Base A reduced by a withdrawal adjustment.

     - On each Contract anniversary, Income Base A is equal to the greater of the Contract value or the most recently calculated Income Base A.

     In the absence of any withdrawals or purchase payments, Income Base A will be the greatest of the Contract value on the Rider Date and all Contract anniversary Contract values between the Rider Date and the Payout Start Date.

     Income Base A will be recalculated for purchase payments, for withdrawals and on Contract anniversaries until the first Contract anniversary after the 85th birthday of the oldest Owner or, if no Owner is a living individual, the oldest Annuitant.

     After that date, Income Base A will be recalculated only for purchase payments and withdrawals.


     Income Base B.

     On the Rider Date, Income Base B is equal to the Contract value. After the Rider Date, Income Base B plus any subsequent purchase payments and less a withdrawal adjustment for any subsequent withdrawals will accumulate daily at a rate equivalent to 5% per year until the first Contract anniversary after the 85th birthday of the oldest Owner or, if the Owner is not a living individual, the oldest Annuitant.

Withdrawal Adjustment

The adjustment is equal to (1) divided by (2), with the result multiplied by (3) where:

         (1) = the withdrawal amount.

         (2) = the Contract value immediately prior to the withdrawal.

         (3) = the most recently calculated Income Base.

Guaranteed Income Benefit

The Guaranteed Income Benefit amount is determined by applying the Income Base to the guaranteed rates for the Income Plan elected by the Owner. The Income Plan selected must satisfy the conditions defined in Qualifications above. The rates are the guaranteed rates defined in the Income Payment Tables section of the Contract for either a single or joint life with a period certain.

On the Payout Start Date, the income payment will be the greater of the Guaranteed Income Benefit and the income payment provided in the Payout Phase section of the Contract.


Mortality and Expense Risk Charge

The Mortality and Expense Risk Charge provision of your Contract is modified as follows:

On and after the Rider Date, the maximum annualized Mortality and Expense Risk Charge is increased by 0.43% for this rider.


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Except as amended by this rider, the Contract remains unchanged.







Michael J. Velotta                          Thomas J. Wilson
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Secretary                                   Chairman and Chief Executive Officer